UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2012

Apricus Biosciences, Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-22245	87-0449967
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11975 El Camino Real, Suite 300, San Diego, CA	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (858) 222-8041

 (Former name or former address, if changed, since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 3.02	Unregistered Sale of Equity Securities.

On June 27, 2012, Apricus Biosciences, Inc. (the “Company”) and PediatRx, Inc. (“PediatRx”) entered into a termination agreement (the “Termination Agreement”), pursuant to which the parties formally terminated negotiations to enter into a proposed merger transaction. Under the Termination Agreement, the Company committed to issue to PediatRx 373,134 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”). As disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 27, 2012, the Shares constitute a payment by the Company to PediatRx of $1,000,000 worth of the Company’s Common Stock. The Shares are being issued by the Company to PediatRx in full satisfaction of the Company’s obligation to pay PediatRx $1,000,000 in Common Stock (the “Payment Obligations”) in the event that the Company’s proposed acquisition of PediatRx was not consummated on or before June 1, 2012. The Payment Obligations also represent additional consideration to be paid by the Company under each of the Asset Purchase Agreement, dated February 21, 2012, by and between the Company and PediatRx and that certain Co-Promotion Agreement, dated February 21, 2012, by and between the Company and PediatRx. The Common Stock will be issued pursuant to an exemption provided by Section 4(2) of the Securities Act of 1933, as amended. Accordingly, the Shares will be subject to resale limitations and may be resold only pursuant to an effective registration statement or an exemption from registration.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apricus Biosciences, Inc.

	By:	/s/ Randy Berholtz
Name: Randy Berholtz
Title: Executive Vice President, General Counsel and Secretary

Date: June 28, 2012

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